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                                                                    EXHIBIT 10.2

                     BRIGHT HORIZONS FAMILY SOLUTIONS, INC.
                      NON-QUALIFIED STOCK OPTION AGREEMENT
                                   (EXECUTIVE)

     THIS NON-QUALIFIED STOCK OPTION AGREEMENT (this "Agreement") is made and entered into as of this _____ day of _______________, 20___ (the "Grant Date"), by and between Bright Horizons Family Solutions, Inc., a Delaware corporation (together with its Subsidiaries and Affiliates, the "Company"), and __________________ (the "Optionee"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Bright Horizons Family Solutions, Inc. 2006 Equity and Incentive Plan (the "Plan").

     WHEREAS, the Company has adopted the Plan, which permits the issuance of stock options for the purchase of shares of the common stock, par value $0.01 per share, of the Company (the "Shares"); and

     WHEREAS, the Company desires to afford the Optionee an opportunity to purchase Shares as hereinafter provided in accordance with the provisions of the Plan;

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

     1. Grant of Option.

          (a) The Company grants as of the date of this Agreement the right and option (the "Option") to purchase __________ Shares, in whole or in part (the "Option Stock"), at an exercise price of ___________________________________ and
No/100 Dollars ($_________) per Share, on the terms and conditions set forth in this Agreement and subject to all provisions of the Plan. The Optionee, holder or beneficiary of the Option shall not have any of the rights of a shareholder with respect to the Option Stock until such person has become a holder of such Shares by the due exercise of the Option and payment of the Option Payment (as defined in Section 3 below) in accordance with this Agreement.

          (b) The Option shall be a non-qualified stock option. In order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it upon the exercise of the Option, and in order to comply with all applicable federal or state tax laws or regulations, the Company may take such action as it deems appropriate to insure that, if necessary, all applicable federal, state or other taxes are withheld or collected from the Optionee.

     2. Exercise of Option. Except as provided herein and subject to such other exceptions as may be determined by the Committee in its discretion, this Option shall become vested and exercisable with respect to [______] percent (____%) of the Option Stock granted hereby on [each of] the [_______] anniversary[ies] of the date hereof, if and only if Optionee has been continuously

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employed by the Company or any of its Subsidiaries from the date of this
Agreement through and including such respective anniversary.

          (a) Death, Disability or Retirement. Notwithstanding the above, each outstanding Option shall vest in full upon the event of Optionee's death, Disability or Retirement. If Optionee elects Early Retirement (as defined below), this Option shall vest as though Optionee had elected Retirement, provided that the Optionee's Early Retirement is with the consent of the Committee. Notwithstanding any accelerated vesting on account of Grantee's Retirement or Early Retirement, the Option will not become exercisable until the third anniversary of the Grant Date. "Early Retirement" means retirement, with the express consent of the Company at or before the time of such retirement, from active employment with the Company provided the Optionee has reached the age of fifty (50) and has been employed by the Company for at least fifteen (15) years at the time of such retirement. For purposes of this Agreement, the Optionee is "Disabled" under circumstances set forth in the Plan or if Optionee otherwise is permanently unable to perform the essential duties of the Optionee's occupation.

          (b) Change in Control. Notwithstanding the foregoing, if, within one year following a Change in Control, Optionee's employment with the Company (or its successor) is terminated by reason of (i) death; (ii) Disability; (iii) Retirement or Early Retirement; (iv) for Good Reason by the Optionee; or (v) involuntary termination by the Company for any reason other than for Cause, this Option shall automatically become vested and exercisable with respect to all Option Stock awarded hereunder immediately prior to such termination of employment.

     3. Manner of Exercise. The Option may be exercised in whole or in part at any time within the period permitted hereunder for the exercise of the Option, with respect to whole Shares only, by serving written notice of intent to exercise the Option delivered to the Company at its principal office (or to the Company's designated agent), stating the number of Shares to be purchased, the person or persons in whose name the Shares are to be registered and each such person's address and social security number. Such notice shall not be effective unless accompanied by payment in full of the Option Price for the number of Shares with respect to which the Option is then being exercised (the "Option Payment") and cash equal to the required withholding taxes as set forth by Internal Revenue Service and applicable State tax guidelines for the employer's minimum statutory withholding. The Option Payment shall be made in cash or cash equivalents or in whole Shares that have been held by the Optionee for at least six (6) months prior to the date of exercise valued at the Shares' Fair Market Value on the date of exercise (or next succeeding trading date if the date of exercise is not a trading date) or the actual sales price of such Shares, together with any applicable withholding taxes, or by a combination of such cash (or cash equivalents) and Shares. The Optionee shall not be entitled to tender Shares pursuant to successive, substantially simultaneous exercises of the Option or any other stock option of the Company. Subject to applicable securities laws, the Optionee may also exercise the Option by delivering a notice of exercise of the Option and by simultaneously selling the Shares of Option Stock thereby acquired pursuant to a brokerage or similar agreement approved in advance by proper officers of the Company, using the proceeds of such sale as payment of the Option Payment, together with any applicable withholding taxes. For purposes of this Agreement, "Fair Market Value" means the closing sales price of the Shares on the NASDAQ National Market or the actual sales price of such Shares.


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     4. Termination of Option. The Option will expire seven (7) years from the date of grant of the Option (the "Term") with respect to any then unexercised portion thereof, unless terminated earlier as set forth below:

          (a) Termination by Death. If the Optionee's employment by the Company terminates by reason of death, or if the Optionee dies within three (3) months after termination of such employment for any reason other than Cause, this Option may thereafter be exercised by the legal representative of the estate or by the legatee of the Optionee under the will of the Optionee, for a period of one (1) year from the date of death or until the expiration of the Term of the Option, whichever period is the shorter.

          (b) Termination by Reason of Disability. If the Optionee's employment by the Company terminates by reason of Disability, this Option may thereafter be exercised by the Optionee or personal representative or guardian of the Optionee, as applicable, for a period of three (3) years from the date of such termination of employment or until the expiration of the Term of the Option, whichever period is the shorter.

          (c) Termination by Retirement or Early Retirement. If Optionee's employment by the Company terminates by reason of Retirement or Early Retirement, this Option may be exercised by the Optionee during the period beginning on the later of the date of such termination of employment or the date on which the Option becomes exercisable, and ending on the earlier of one year thereafter or at the expiration of the Term of the Option.

          (d) Termination for Cause. If the Optionee's employment by the Company is terminated for Cause, this Option shall terminate immediately and become void and of no effect.

          (e) Other Termination. If the Optionee's employment by the Company is terminated for any reason other than for Cause, death, Disability or Retirement or Early Retirement, this Option may be exercised, to the extent the Option was exercisable at the time of such termination, by the Optionee for a period of three (3) months from the date of such termination of employment or the expiration of the Term of the Option, whichever period is the shorter.

     5. No Right to Continued Employment. The grant of the Option shall not be construed as giving Optionee the right to be retained in the employ of the Company, and the Company may at any time dismiss Optionee from employment, free from any liability or any claim under the Plan.

     6. Adjustment to Option Stock. The Committee shall make adjustments in the terms and conditions of, and the criteria included in, this Option in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 of the Plan) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

     7. Amendments to Option. Subject to the restrictions contained in the Plan, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, the Option, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would


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adversely affect the rights of the Optionee or any holder or beneficiary of the
Option shall not to that extent be effective without the consent of the Optionee, holder or beneficiary affected.

     8. Limited Transferability. During the Optionee's lifetime this Option can be exercised only by the Optionee, except as otherwise provided in Section 4(a) above or in this Section 8. This Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by Optionee other than (i) to a Permitted Transferee or (ii) by will or the laws of descent and distribution. Any attempt to otherwise transfer this Option shall be void. No transfer of this Option by the Optionee by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary or appropriate to establish the validity of the transfer. Any transfer of this Option by the Optionee to a Permitted Transferee must be for no consideration and, after the transfer, the Permitted Transferee shall have the sole responsibility for determining whether and when to exercise the Option. A Permitted Transferee may not transfer any such Option other than by will or the laws of descent and distribution. For purposes of this Agreement, "Permitted Transferee" means the Optionee's Immediate Family, a Permitted Trust or a partnership of which the only partners are members of the Optionee's Immediate Family. For purposes of this Agreement, "Immediate Family" means the Optionee's children and grandchildren, including adopted children and grandchildren, stepchildren, parents, stepparents, grandparents, spouse, former spouse (but in such case only at the direction of a court order), siblings (including half brothers and sisters), father-in-law, mother-in-law, daughters-in-law and sons-in-law. For purposes of this Agreement, a "Permitted Trust" means a trust solely for the benefit of the Optionee or Optionee's Immediate Family.

     9. Reservation of Shares. At all times during the term of this Option, the Company shall use its best efforts to reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of this Agreement.

     10. Plan Governs. The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. The terms of this Agreement are governed by the terms of the Plan, and in the case of any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall govern.

     11. Severability. If any provision of this Agreement is, or becomes, or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or the Award, or would disqualify the Plan or Award under any laws deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan and Award shall remain in full force and effect.

     12. Notices. All notices required to be given under this Option shall be deemed to be received if delivered or mailed as provided for herein to the parties at the following addresses, or to such other address as either party may provide in writing from time to time.


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     To the Company:    Bright Horizons Family Solutions, Inc.
                        200 Talcott Avenue South
                        Watertown, Massachusetts 02472
                        Attn: Corporate Secretary

     To the Optionee:   The address then maintained with respect to the Optionee
                        in the Company's records.

     13. Governing Law. The validity, construction and effect of this Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles.

     14. Resolution of Disputes. Any dispute or disagreement which may arise under, or as a result of, or in any way related to, the interpretation, construction or application of this Agreement shall be determined by the Committee. Any determination made hereunder shall be final, binding and conclusive on the Optionee and the Company for all purposes.

     15. Successors in Interest. This Agreement shall insure to the benefit of and be binding upon any successor to the Company. This Agreement shall insure to the benefit of the Optionee's legal representative and assignees. All obligations imposed upon the Optionee and all rights granted to the Company under this Agreement shall be binding upon the Optionee's heirs, executors, administrator, successors and assignees.


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     IN WITNESS WHEREOF, the parties have caused this Non-Qualified Stock Option
Agreement to be duly executed effective as of the day and year first above written.

                                        BRIGHT HORIZONS FAMILY SOLUTIONS, INC.


                                        By:
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                                        Optionee:

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                                        Please Print


                                        Optionee:


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                                        Signature


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